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                             Joint Filing Agreement
                             ----------------------

Reliance Financial Services Corporation and Saul P. Steinberg hereby agree that the Schedule 13D to which this Joint Filing Agreement is attached is filed on behalf of each of them.

Dated:  January 15, 1998


                                      RELIANCE FINANCIAL SERVICES CORPORATION


                                      By: /s/ James E. Yacobucci
                                          -------------------------------------
                                              James E. Yacobucci
                                              Senior Vice President-Investments


                                          /s/ Saul P. Steinberg
                                          ------------------------------------
                                              Saul P. Steinberg